Exhibit 10.24
FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
     THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made and entered into as of July 29, 2005 (“Effective Date”), by and between CAREFIRST BLUECHOICE, INC., a District of Columbia corporation (“Seller”), and ACC FREDERICK MEDICAL CENTER LLC, a Delaware limited liability company (“Purchaser”), with reference to the following facts:
R E C I T A L S
     A. Seller and Purchaser are parties to that certain Agreement of Purchase and Sale dated as of July 29, 2005 (the “Original Purchase Agreement”). All capitalized terms used herein without definition shall have the meanings set forth in the Original Purchase Agreement.
     B. Sellers and Purchaser desire to amend the Original Purchase Agreement as more particularly set forth in this Amendment.
     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser and Sellers hereby agree as follows:
1. Due Diligence Period. Seller and Purchaser hereby agree that as of the Effective Date, Due Diligence Period has expired and Purchaser’s right to terminate the Original Purchase Agreement is hereby terminated.
2. Miscellaneous.
     (a) Reaffirmation of Agreement. Except as amended hereby, the Original Purchase Agreement shall remain unchanged and Purchaser and Seller acknowledge and agree that the Purchase Agreement, as amended by this Amendment, is hereby reaffirmed, ratified and confirmed in its entirety and is in full force and effect. The Original Purchase Agreement, as amended by this Amendment, shall be referred to herein as the “Purchase Agreement.” Capitalized terms not otherwise, as more particularly described in the Original Purchase Agreement.
     (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one Amendment.
     (c) Conflicts. In the event of any inconsistencies between the terms contained herein and the terms set forth in the Purchase Agreement, the terms of this Amendment shall control.

     IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment on the date first above written.

SELLER:	PURCHASER:

CAREFIRST BLUECHOICE, INC.,	By:	ACC FREDERICK MEDICAL CENTER LLC,
a District of Columbia Corporation		a District of Columbia corporation

By:	/s/ David D. Wolf	By:	/s/ William B. LeBlanc

Name:	David D. Wolf	Name:	William B. LeBlanc III

Title:	Chairman	Title:	Managing Member